                                                                 EXHIBIT 10.30.3
                          Amendment to Escrow Agreement


          This Amendment to Escrow Agreement is made this 6 day of February 1995, by and among Continental Casualty Company, an Illinois corporation ("Continental"), Pacific Indemnity Corporation, a California corporation ("Pacific"), Fibreboard Corporation, a Delaware corporation ("Fibreboard"), and The First National Bank of Chicago ("Escrow Agent").

          WHEREAS, Continental, Pacific and the Escrow Agent previously entered into the Escrow Agreement dated as of December 23, 1993; and

          WHEREAS, the parties wish to provide for the deposit of funds provided on behalf of Fibreboard by The Home Insurance Company ("Home") into the Escrow Account created thereunder and make arrangements relating thereto;

          NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

          1. CREATION OF NEW ESCROW FUND. A separate escrow under the Escrow Agreement called the "New Escrow Fund" shall be created as follows:

               a. On or before February 10, 1995, Home, on behalf of Fibreboard shall pay into the Escrow Account the New Escrow Fund which shall consist of the amount of $9,892,223 together with simple interest on said amount at the rate of 3.085% from and after January 1, 1994 until the date of payment.

               b. The New Escrow Fund shall be maintained as a separate fund as part of the Escrow Account by the Escrow Agent subject to the terms and conditions of the Escrow Agreement, provided however that the limitations on investment of the Escrow Assets set forth in Section 3(c) shall apply separately to the Escrow Fund and the New Escrow Fund and the New Escrow Fund may not be used for payments pursuant to Section 5(b).

          2. AMENDMENT OF SECTION 5(c). Section 5(c) of the Escrow Agreement shall be amended to read in full as follows:

               (c) Notwithstanding any contrary provision of this Escrow Agreement, within the 30-day period following the end of each calendar quarter, Escrow Agent shall pay to Continental 64.71% and to Pacific 35.29% of 5% of the income earned by the Escrow Fund and to Home 5% of the income earned by the New Escrow Fund during such calendar quarter.

                                       1.

          3. AMENDMENT OF SECTION 12. Section 12 of the Escrow Agreement shall be amended to read in full as follows:

          12.  IRS FILINGS AND EXAMINATIONS:

               (a) For federal income tax purposes, the parties expect that Continental will be allocated 64.71% and Pacific will be allocated 35.29% of the income, gains and deductions with respect to the amount of the Escrow Fund and that Continental and Pacific will each be required to include those items of taxable income, gains and deductions of the Escrow Fund which are attributable to them in computing their separate taxable income. The parties further expect that Home will be allocated all the income, gains and deductions with respect to the New Escrow Fund. This Escrow Agreement shall be construed accordingly. Notwithstanding the foregoing, Escrow Agent shall timely file such tax and other returns and statements for the Escrow Account (collectively "Returns"), and shall provide for and pay such taxes, as are required to comply with the applicable provisions of the Internal Revenue Code of 1986, as amended, and of any state or local law and the regulations promulgated thereunder. The Escrow Agent shall provide all completed Returns to Continental, Pacific and Home at least ten days in advance of the due date for such Returns and shall obtain the consent of Continental, Pacific and Home to all Returns before they are filed. The Escrow Agent is authorized to employ such agents and independent contractors as it deems necessary in its best judgement in order to perform the federal and state tax reporting required by this paragraph. Continental, Pacific and Home will advise the Escrow Agent of the party who will sign the required federal and state tax returns on behalf of the Escrow Account.

               (b) The Escrow Agent agrees that Continental, Pacific and Home shall have the sole and exclusive responsibility for handling any income tax examinations relating to the Escrow Fund and the New Escrow Fund. All costs and expenses of any income tax examination relating to potential tax liability of the Escrow Fund or the New Escrow Fund, including the expense of defending any adjustments or proposed adjustments shall be charged to the Escrow Fund, the New Escrow Fund or both as the case may be.

               (c) The Escrow Agent agrees that it will inform Continental, Pacific and Home promptly of all questions raised by agents conducting an income tax examination of the Escrow Account and shall cooperate with accountants, tax advisors and counsel retained by Continental, Pacific and Home in working with the income tax agents and in responding to any questions and proposed tax adjustments.

                                       2.

          4. Any notice or other communication under the Escrow Agreement to Home must be given in writing and either (a) delivered in person, (b) transmitted by telex, telefax or other telecopy mechanism, provided that notice so given is also mailed as provided in clause (c), or (c) mailed, postage prepaid, receipt requested, as follows:

          Addressed to:

               James F. Duhig
               Assistant Vice President
               The Home Insurance Company
               59 Maiden Lane, 22nd Floor
               New York, NY  10038


          or to such other address or to such other person as Home shall have last designated by notice to the other parties. Each such notice or communication shall be effective (i) if given by telecommunication, when transmitted to the appropriate number so specified in (or pursuant to) this Section and an appropriate answer back is received,
          (ii) if given by mail, three business days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when actually delivered to such address.

          All other terms of the Escrow Agreement shall remain in full force and effect.

////

////

////

////

////

////

////

////

////

////

                                       3.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Escrow Agreement to be executed on the day and year first above written.

                                   CONTINENTAL CASUALTY COMPANY

                                   By  /s/ Laurens F. Terry
                                      ------------------------------------
                                   Title   Vice President
                                         ---------------------------------

                                   PACIFIC INDEMNITY CORPORATION

                                   By  /s/ Malcolm B. Burton
                                      ------------------------------------
                                   Title   Vice President
                                         ---------------------------------

                                   FIBREBOARD CORPORATION

                                   By  /s/ Michael R. Douglas
                                      ------------------------------------
                                   Title  Sr. V.P. & General Counsel
                                         ---------------------------------

                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   By  /s/ J. Cahill
                                      ------------------------------------
                                   Title   Trust Officer
                                         ---------------------------------


AGREED TO:

CLASS COUNSEL

By   /s/ Joseph Rice
   -----------------------------------
         Joseph Rice, Esq.

By   /s/ Joseph Cox
   -----------------------------------
         Joseph Cox, Esq.

By   /s/ Harry Wartnick
   -----------------------------------
         Harry Wartnick, Esq.

By   /s/ Steven Kazan
   -----------------------------------
         Steven Kazan, Esq.

                                       4.